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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                 36-3145972
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       (State of Incorporation                       (I.R.S. Employer
           or Organization)                        Identification No.)

   1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration   If this Form relates to the
of a class of securities pursuant to       registration of a class of
Section 12(b) of the Exchange Act and is   securities pursuant to Section 12(g)
effective pursuant to General              of the Exchange Act and is effective
Instruction A.(c), please check the        pursuant to General Instruction
following box. [X]                         A.(d), please check the following
                                           box. [ ]

Securities Act registration statement file number to which this form relates:
333-129243

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be Registered
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Global Medium-Term Notes, Series F, Bear      THE AMERICAN STOCK EXCHANGE LLC
Market PLUS(SM) due April 20, 2007
(Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based Inversely
on the Value of the Philadelphia Stock
Exchange Housing Sector Index(SM))

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1.  Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, Bear Market PLUS(SM) due April 20, 2007 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based Inversely on the Value of the Philadelphia Stock Exchange Housing Sector Index(SM)). A description of the Bear Market PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-129243) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 14, 2005 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Bear Market PLUS contained in the pricing supplement dated January 24, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Bear Market PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Bear Market PLUS.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MORGAN STANLEY
                                        (Registrant)


Date:  January 24, 2006              By:  /s/ Martin M. Cohen
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                                         Name:  Martin M. Cohen
                                         Title: Assistant Secretary and Counsel




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                                INDEX TO EXHIBITS



Exhibit No.                                                             Page No.

    4.1   Proposed form of Global Note evidencing the Bear Market PLUS    A-1






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